Exhibit 5.1

FEDER KASZOVITZ LLP
ATTORNEYS AT LAW

845 THIRD AVENUE
NEW YORK, N. Y. 10022-1200

Telefax: 212-888-7776                                                           Telephone: 212-888-8200                                                                           Writer's Ext.: 5404

October 23, 2014

Innovative Food Holdings, Inc.
28411 Race Track Road
Bonita Springs, Florida 34135

Gentlemen:

We have acted as counsel for Innovative Food Holdings, Inc., a Florida corporation (the “Company”), in connection with the preparation and filing by the Company of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, relating to the public offering of 8,250,290  shares of common stock, par value $.0001 per share, of the Company (the “Shares”) by selling security holders. Capitalized terms are used herein as defined in the Registration Statement.

We have examined the Registration Statement, originals or copies, certified or otherwise identified to our satisfaction, of the Company’s certificate of incorporation and by-laws, records of corporate proceedings, including minutes of meetings and written consents of the board of directors and stockholders, certificates of public officials and officers or other authorized representatives of the Company, and such other certificates, instruments and documents, and we have made such examination of law, as we have deemed necessary to form the basis of the opinion expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as copies thereof.

Based on the foregoing, we are of the opinion that the Shares have been duly authorized and validly issued and are fully paid and nonassessable.

We hereby consent to the reference to this firm in the Registration Statement under the caption Legal Matters and to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ FEDER KASZOVITZ LLP